UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

Thunder Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41424	87-4620515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

221 W 9th St #848

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

(909) 214-2482

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIEV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

Thunder Power Holdings, Inc. (the “Company”) announced the following changes to its management team and Board of Directors:

1. Resignation of Chief Financial Officer and Director:

Effective September 16, 2024, Ms. Yuanmei Ma will resign from her positions as Chief Financial Officer and member of the Board of Directors of the Company. Ms. Ma’s resignation is not related to any disagreement with the Company’s management or directors on any matter relating to the Company’s operations, policies, or practices.

2. Appointment of Interim Chief Financial Officer:

The Company’s Board of Directors has appointed Mr. Pok Man Ho as Interim Chief Financial Officer, effective September 16, 2024. Mr. Ho, age 38, will serve in this capacity until a permanent Chief Financial Officer is appointed. Mr. Ho is a Certified Public Accountant with experience in taxation, finance, human resources, and corporate governance. Since 2015, Mr. Ho has worked at Thunder Power Group in corporate finance, financial planning and analysis, and corporate governance. He was a Director at Thunder Power Holdings Limited prior to its merger. From 2012 to 2015, Mr. Ho held regional roles in the insurance and luxury retail sectors. He worked at Generali Group and Gucci, focusing on taxation and human resources cost analysis. Mr. Ho began his career at KPMG in 2009, where he specialized in taxation for three years. Mr. Ho holds a degree in Accounting and Finance from Monash University in Australia.

3. Appointment of New Director:

Effective September 16, 2024, the Board of Directors has appointed Mr. Christopher Nicoll as a member of the Company’s Board of Directors. Mr. Nicoll is currently serving as the Chief Executive Officer of the Company, a position he has held since the Company’s Public Listing. His full biography can be found in the Company’s registration statement on Form S-4, Registration No. 333-275933, as filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2024 and declared effective by the SEC on May 10, 2024 (the “S-4”), and is hereby incorporated by reference.

4. Leave of Absence of Board Chairman:

The Board of Directors has approved a leave of absence for Mr. Coleman Bradley, Chairman of the Board, effective September 11, 2024 and until further notice. Mr. Bradley’s leave of absence is for personal reasons and not related to any disagreement with the Company’s management or directors on any matter relating to the Company’s operations, policies, or practices.

5. Appointment of Acting Chairwoman:

In light of Mr. Bradley’s leave of absence, the Board of Directors has appointed Ms. Mingchih Chen as Acting Chairwoman for the duration of Mr. Bradley’s absence, effective September 11, 2024. Ms. Chen has been serving as an independent director of the Company since the Company’s Public Listing. Ms. Chen’s full biography can be found in the Company’s S-4 and is hereby incorporated by reference.

The Company will file any required amendments to this Current Report on Form 8-K to disclose any material arrangements, amendments, or other specified events that may occur in connection with these changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunder Power Holdings, Inc.

Dated: September 16, 2024	By:	/s/ Pok Man Ho
	Name:	Pok Man Ho
	Title:	Interim Chief Financial Officer

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